EXHIBIT 23.1

CONSENT OF REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report, which includes an explanatory paragraph regarding the substantial doubt about the Company's ability to continue as a going concern, dated February 7, 2006 relating to the financial statements included in U.S. Microbics, Inc.'s Annual Report on Form 10-KSB for the year ended September 30, 2005.

/s/ RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
Russell Bedford Stefanou Mirchandani LLP

McLean, Virginia
April 10, 2006